Exhibit 10.12

Employment Agreement

(English Translation)

Party A: Fuxin Hengrui Technology Co. Ltd.

Party B: Qiang Hao

In accordance with the Labor Law of the People’s Republic of China (“PRC”) and the local government’s relevant regulations, both parties hereby agree to enter into this employment agreement (“Agreement”) on the basis of equality and friendly negotiation.

I. Upon the effectiveness of this agreement, Party B will be appointed as the CFO of Party A for an initial term of two years.

II. Payment

Party A shall pay Party B for his service in the form of cash annually RMB150,000 (approximately US$19,590). There is also bonus and benefits according to the regulations of the company’s wage system and incentive plan.

III. Party A’s Responsibility

1. Party A will provide Party B with free lodging and other related fringe benefits, meals not included.

2. Party B will provide Party B with a company car.

3. Party B has two 10-day paid vacations each year to visit families with expenses covered by Party A. Party B may take extra vacations upon approval of Party A on the condition that they will not affect Party B’s working responsibilities. Party B is responsible for the expenses of any extra vacations.

4. Party A reimburses 70% of Party B’s medical expenses.

5. Party A provides the highest insurance based on local standard to Party B.

IV. Party B’s Responsibilities, Obligations and Liabilities

Responsibilities:

1.

To be responsible for daily financial matters and implementing Board of Directors’ decisions;

2.

Initiate adoption of financial policies and standard operating procedures, initiate business decisions to Board of Directors, and implement Board decisions;

3.

Set up financial management framework and set up employee evaluation system;

4.

set up internal financial control policies, risk control policies and auditing policies, and get familiar with Party A’s financial information;

5.

set up annual income and expense plan for Party A and draft annual financing plans;

6.

forecast and analyze Party A’s financing activities and accounts receivables and accounts payables;

7.

coordinate with tax, finance and bank authorities and design tax plans for new projects;

8.

participate in discussion and execution of economic contracts, supervise implementation of the contracts and related payments;

9.

analyze and report to Party B Party B’s financial activities including cost control and project evaluation, supervise production department to reduce costs to achieve higher profit;

10.

set up and implement annual budget, income and expense plan, credit program and financing program to ensure efficient use of capital.

Obligations:

1.

shall comply with the PRC laws, rules as well as policies;

2.

shall comply with Party A’s bylaws, manage Party A’s daily operation and public relations in accordance with the bylaws and authorization of the Board;

3.

shall protect Party A’s interest, and shall not seek personal gains through Party B’s position in the company;

4.

shall not take bribes or other illegal gifts;

5.

shall not convert PartyA’s properties;

6.

shall not embezzle or loan Party A’s money to others;

7.

shall not open personal accounts or third party accounts with Party A’s assets;

8.

shall not use Party A’s properties to guarantee personal loans for Party A’s shareholders or third parties;

9.

shall not engage in any competitive activities with Party A;

10.

shall comply with Party A’s confidentiality policy.

Liabilities:

1.

Party B is not liable to Party A for implementing any Board decisions that are detrimental to Party B’s interests;

2.

Party B is liable to Party A for not following the Board decisions;

3.

Party B is liable to Party A for implementing plans before the Board has made decision on such plans;

4.

Party B is liable to Party A for taking actions beyond his authorized scope;

5.

Party B is jointly liable to any third party who incurs damage as a result of his violation of laws while acting as Party A’s CFO;

6.

Party B is liable to Party A if he violates Party A’s confidentiality policy;

7.

Party B is liable to Party A if he violates state laws, regulations or Party A’s bylaws;

8.

CFO may participate in Board meetings. CFO shall be appointed by the Board.

V. Penalty for Breach of Contract

Party A shall make monetary compensation to Party B if Party A breaches this Agreement.

Party B’s salary and other benefits shall be reduced if Party B breaches this Agreement.

Other matter not covered by this Agreement shall be settled through friendly consultation by the parties.

This Agreement has four executed copies, two for each party.

This Agreement becomes effective as of the first date when Party B starts working for Party A.

Party A:  FUXIN HENGRUI TECHNOLOGY CO., LTD.

(Corporate Seal)

Party B: /s/ Qiang Hao

Dated December 10, 2005